UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                JANUARY 12, 2005

                Date of report (Date of earliest event reported)


                                    TSR, INC.

             (Exact Name of Registrant as Specified in its charter)



    DELAWARE                         0-8656                    13-2635899
----------------------       ------------------------    -----------------------
(State or Other Jurisdiction (Commission File Number)    (I.R.S. Employer
   of Incorporation)                                     Identification No.)


                      400 OSER AVENUE, HAUPPAUGE, NY     11788
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (631) 231-0333
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

            (d) On January 12, 2005, Raymond A. Roel and Christopher Hughes were elected as members of the Board of Directors of TSR, Inc. (the "Company"). The Nominating Committee of the Board of Directors recommended that Mr. Roel and Mr. Hughes be elected as directors to the full Board of Directors and the new directors were elected by the Board of Directors. Mr. Roel is an independent director under the NASDAQ stock market listing standards. The Company has not yet determined which committees Mr. Roel will serve on. Mr. Hughes will not serve on any committee of the Board of Directors.

            Since the beginning of the Company's last fiscal year, Mr. Roel has not engaged in any transaction with the Company, and there are no currently proposed transactions between Mr. Roel and the Company. Mr. Hughes is an Executive Vice President of the Company's wholly owned subsidiary, TSR Consulting Services, Inc. and is considered to be an executive officer of the Company. Mr. Hughes is the son of Joseph Hughes, the Company's Chairman of the Board, Chief Executive Officer, and has been employed by the Company since 1983. He received total cash compensation of $251,000 during fiscal year 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TSR, INC.



                                    By:  S/ JOHN G. SHARKEY
                                         -------------------------------
                                        Name:   John G. Sharkey
                                        Title:  Vice President and Secretary

Date: January 14, 2005


                                       3